UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive Pleasanton, California 94588
(Address of principal executive offices including zip code)

(925) 847-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 5, 2013, Elisha W. Finney informed the Board of Directors (the “Board”) of Thoratec Corporation (the “Company”), that she would not stand for re-election to the Board due to other professional commitments.  Ms. Finney will continue to serve on the Board and as chairwoman of the Audit Committee of the Board until the Company’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”).

On March 6, 2013, the Board nominated Todd C. Schermerhorn to stand for election at the Annual Meeting to fill the resulting vacancy.  In August 2012, Mr. Schermerhorn retired as Senior Vice President and Chief Financial Officer of C.R. Bard, Inc., a medical device manufacturer. Mr. Schermerhorn joined Bard in 1985 as a cost analyst and has held various financial positions including Controller of the Vascular Systems Division and Vice President and Controller of the USCI division. In 1996, Mr. Schermerhorn was promoted to Vice President and Group Controller for Bard’s Global Cardiology Unit and to Vice President and Treasurer in 1998. Mr. Schermerhorn was elected to the position of Senior Vice President and Chief Financial Officer in 2003.  Subject to and effective as of Mr. Schermerhorn’s election to the Board at the Annual Meeting, the Board has appointed Mr. Schermerhorn to be a member of the Audit Committee of the Board.  The Board has determined that Mr. Schermerhorn is an “audit committee financial expert” as the term is defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC in furtherance of Section 407.

(e)

On March 6, 2013, the Company’s Compensation Committee approved the Thoratec Corporation Executive Incentive Plan FY2013 (the “Plan”), pursuant to which certain members of management, including the current executive officers, may receive bonuses for 2013.  Gerhard F. Burbach, the Company’s President and Chief Executive Officer, David A. Lehman, the Company’s Senior Vice President and General Counsel, and Taylor C. Harris, the Company’s Vice President and Chief Financial Officer are participants in the Plan.  The bonuses under the Plan are based on a specified target bonus percentage of a participant’s 2013 base salary and are payable based on the achievement of two Company-oriented financial goals and the achievement of personal performance objectives individually specified for each participant.  The Company-oriented financial goals are based on Thoratec’s 2013 revenue and pre-bonus non-GAAP income before tax and medical device excise tax.  In addition to the target bonus, a participant may earn an additional bonus amount if the Company exceeds its target revenue and/or target income goals.  Assuming each of the Company-oriented financial goals is achieved in 2013, the target revenue and income goals are not exceeded, and each of the executive officers achieves all of their personal performance objectives, the target bonuses that would be paid to the executive officers are set forth in the table below.

Name	Title	2013 Target Bonus
Gerhard F. Burbach	President, Chief Executive Officer and Director	$573,628
David A. Lehman	Senior Vice President and General Counsel	$204,345
Taylor C. Harris	Vice President and Chief Financial Officer	$154,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of March 8, 2013

THORATEC CORPORATION

	By:	/s/ Gerhard F. Burbach

Gerhard F. Burbach
President and Chief Executive Officer